UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

SPIRIT AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-35186	38-1747023
(Commission File Number)	(IRS Employer Identification Number)

2800 Executive Way

Miramar, Florida 33025

(Address of principal executive offices, including Zip Code)

(954) 447-7920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Spirit Airlines, Inc. (the “Company”) has entered into Amendment No. 1. to Side Letter No. 6 to the V2500-A5 Fleet Hour Agreement between IAE International Aero Engines AG (“IAE”) and the Company dated April 11, 2005 (the “IAE Agreement”) and Side Letter No. 7 to the IAE Agreement (collectively, the “IAE Amendments”), and on January 31, 2012, the Board of Directors of the Company approved the effectiveness of the IAE Amendments. The IAE Amendments provide that the Company and IAE will renegotiate in good faith certain new and revised terms of the IAE Agreement including, among other things, provisions for engine repair and associated fees and costs. The Company and IAE have agreed to negotiate definitive documentation of such changes by March 31, 2012.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the IAE Amendments, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2012	SPIRIT AIRLINES, INC.

	By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Senior Vice President and General Counsel